Exhibit 99.1

Ur-Energy Provides Operational and Construction Updates for Q2 2025

Dried and Packaged U3O8 Increased 35%

Wellfield Flow Rate Continues to Advance – Increasing 27%

Littleton, Colorado (ACCESS Newswire – July 15, 2025) Ur-Energy Inc. (NYSE American: URG) (TSX: URE) (the “Company” or “Ur-Energy”) is pleased to provide an update on Q2 2025 operational and construction progress at its Lost Creek and Shirley Basin in situ uranium projects in Wyoming.

Lost Creek Production and Sales

At our flagship Lost Creek Project, production operations continue to progress with a full operations team on site. Most recently, the construction and startup of header house 2-15 was completed, demonstrating the team’s growing efficiency and skill. With training and experience building, our production growth trajectory remains positive.

◾	During the second quarter of 2025, we dried and packaged 112,033 pounds of U3O8, representing a 35% increase over the first quarter 2025;
◾	We shipped 105,316 pounds of powdered uranium concentrate, also known as “yellowcake,” to the conversion facility;
◾	At quarter end, our finished inventory at the conversion facility was 315,607 pounds U3O8, and the in-process and drummed inventory at Lost Creek totaled approximately 55,000 pounds U3O8.
◾	In Q2 2025 we sold 165,000 pounds U3O8 at an average price of $63.20 per pound for revenue of $10.4 million.

With the addition of two header houses in Mine Unit 2 during the second quarter and a continued focus on maintenance, we are pleased to report that the wellfield flow rate increased by ~27% during the quarter. Flow rates were routinely over 3,400 gallons per minute by the end of June. The head grade increased during April and held steady at over 70 mg/l U3O8 during May and June. Together, these production factors yielded 203,449 pounds captured in H1 2025, with 74,479 pounds attributable to Q1 and 128,970 to Q2. We expect production to increase steadily throughout the summer as additional header houses come online and plant capture rates improve.

During Q2, the processing plant operations team focused on maintenance activities to provide better product capture rates and streamline drying of yellowcake. These included the planned upgrade of the filter press augers, allowing both dryers to be operational, upgrading reverse osmosis systems with new membranes for better wastewater treatment, inspecting and maintaining ion exchange columns and filters, and upgrading the plant control systems.

Photo 1: Lost Creek drums of powdered uranium concentrate “yellowcake”

LOST CREEK ISR, LLC
LOT#
DRUM#
GROSS WT LBS
TARE WT LBS

Shirley Basin Construction

Ur-Energy is excited to restart uranium production in the prolific and historic Shirley Basin, the birthplace of in situ uranium mining in the early 1960s. To that end, we are busy on multiple fronts at the site, such as refurbishing facilities from the initial mining program and installing the components necessary for in situ recovery with modern technology.

Construction at our fully permitted Shirley Basin Project continues on schedule. Thanks to Shirley Basin’s proximity to Casper, we’ve been able to readily draw on the robust workforce there. We increased our onsite management, construction and development staff at Shirley Basin by 17 during the quarter.  Hiring of operational staff has begun and is projected to be complete, on a phased schedule, in early Q4.

Key advantages at Shirley Basin include the utilization and refurbishment of the existing infrastructure, including roads, power lines, and site facilities, all of which have been upgraded to meet the project requirements. In addition, relatively few drill rigs are required due to dense historic drilling, which reduces the need for additional exploration or delineation drilling.

Following construction, we will undergo a pre-operation inspection with the State of Wyoming, which is expected to take several weeks. We are targeting early 2026 for initial uranium production.

Shirley Basin Q2 2025 Construction and Other Activities

In addition to work completed in Q1 2025 as discussed in our April 17, 2025 press release, Q2 construction activities included:

◾	The compacted earthen pad for our satellite processing building and ordering of the major components is complete, including the metal building, ion exchange columns, ion exchange resin, and water treatment systems;
◾	Work has begun to upgrade the electrical substation and other site-wide utilities;
◾	Installation of production and injection wells in Mine Unit 1 continues, with initial drilling, casing and completion in the first three header houses of the unit;
◾	Monitor wells for Mine Unit 1 have been installed, and sampling is underway;
◾ Installation of the modular main office complex, totaling ~10,000 square feet, is substantially complete;
◾ Installation of two evaporation ponds is approximately 75% complete.

Additionally, construction of the foundation for the processing building will commence in July 2025.

Photo 2: Wellfield Drilling at Shirley Basin - July 3, 2025

Great Divide Basin Exploration Program

In addition to the ~35,000 acres comprising the six projects of Lost Creek Property, we control ~7,000 acres at our other uranium projects in the Great Divide Basin. We’ve identified three targets for exploration drilling within the Basin, with the goal of further expanding our resource base and discovering new uranium roll fronts.  Our planned exploration program will focus on Lost Soldier, North Hadsell and LC South. We expect to mobilize one drill rig for exploration activities during the third quarter.

Figure 1. Map of Great Divide Basin Exploration Areas

Montana
Wyoming
Big Horn Basin
Powder River Basin
South Dakota
Idaho
Wind River Basin
Green River Basin
Lander
Riverton
Casper
Nebraska
Rawlins
Laramie
Cheyenne
Miles
Utah
Colorado
Fremont County
Great Divide Basin
North Hadsell
Lost Soldier
LC North
LC East
Lost Creek
LC West
LC South
EN
Sweetwater County
Carbon County
0
3
6
12
Miles
N
Ur Energy
Great Divide Basin Exploration Areas
Lost Creek and LC East Projects (fully permitted for mining)
Shirley Basin Project

About Ur-Energy

Ur-Energy is a uranium mining company operating the Lost Creek in situ recovery uranium facility in south-central Wyoming. We have produced and packaged approximately 3 million pounds U3O8 from Lost Creek since the commencement of operations. Ur-Energy has begun development and construction activities at Shirley Basin, the Company's second in situ recovery uranium facility in Wyoming. Ur-Energy is engaged in uranium recovery and processing activities, including the acquisition, exploration, development, and operation of uranium mineral properties in the United States. The primary trading market for Ur-Energy's common shares is on the NYSE American under the symbol "URG." Ur-Energy's common shares also trade on the Toronto Stock Exchange under the symbol "URE." Ur-Energy's corporate office is in Littleton, Colorado and its registered office is in Ottawa, Ontario.

Contact Information

Valerie Kimball

IR Director

Valerie.kimball@ur-energy.com

720-460-8534

Cautionary Note Regarding Forward-Looking Information

This release may contain "forward-looking statements" within the meaning of applicable securities laws regarding events or conditions that may occur in the future (e.g., our ability to maintain the improved production rates recently achieved, and continue to grow our production rates as anticipated throughout the summer and beyond; timing and ability to complete build out of Shirley Basin as currently projected, including planned wellfield development, site construction, and purchasing as well as timely hiring and training of site staff and management; our ability to facilitate an efficient and effective operations inspection and approval by regulators to commence operations at Shirley Basin as scheduled; and the timing and results of our planned exploration activities in the Great Divide Basin) and are based on current expectations that, while considered reasonable by management at this time, inherently involve a number of significant business, economic and competitive risks, uncertainties and contingencies. Generally, forward-looking statements can be identified by the use of forward-looking terminology such as "plans," "expects," "does not expect," "is expected," "is likely," "estimates," "intends," "anticipates," "does not anticipate," or "believes," or variations of the foregoing, or statements that certain actions, events or results "may," "could," "might" or "will be taken," "occur," "be achieved" or "have the potential to." All statements, other than statements of historical fact, are considered to be forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements express or implied by the forward-looking statements. Factors that could cause actual results to differ materially from any forward-looking statements include, but are not limited to, capital and other costs varying significantly from estimates; failure to establish estimated resources and reserves; the grade and recovery of uranium which is mined varying from estimates; production rates, methods and amounts varying from estimates; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; inflation; changes in exchange rates; fluctuations in commodity prices; delays in development and other factors described in the public filings made by the Company at www.sedarplus.ca and www.sec.gov. Readers should not place undue reliance on forward-looking statements. The forward-looking statements contained herein are based on the beliefs, expectations and opinions of management as of the date hereof and Ur-Energy disclaims any intent or obligation to update them or revise them to reflect any change in circumstances or in management's beliefs, expectations or opinions that occur in the future.